UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 14, 2005

DRIL-QUIP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13439	74-2162088
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13550 Hempstead Highway
Houston, Texas	77040
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 939-7711

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 14, 2005, Dril-Quip, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with certain selling stockholders named therein, UBS Securities LLC, Morgan Stanley & Co. Incorporated, Lehman Brothers Inc., Simmons & Company International and Howard Weil Incorporated, relating to the issuance and sale of 1,500,000 shares of Dril-Quip’s common stock by the Company and the sale of 1,500,000 shares of Dril-Quip’s common stock by the selling stockholders. The sales were registered under the Securities Act of 1933, as amended, pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-128989) and were made pursuant to a prospectus dated November 30, 2005, as supplemented by a prospectus supplement dated December 15, 2005. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

1.1	Underwriting Agreement dated December 14, 2005 among Dril-Quip, Inc., certain selling stockholders named therein, UBS Securities LLC, Morgan Stanley & Co. Incorporated, Lehman Brothers Inc., Simmons & Company International and Howard Weil Incorporated.

5.1	Opinion of Baker Botts L.L.P.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRIL-QUIP, INC.

By:	/s/ GARY D. SMITH
Gary D. Smith
Co-Chairman and Co-Chief Executive Officer

Date: December 20, 2005

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement dated December 14, 2005 among Dril-Quip, Inc., certain selling stockholders named therein, UBS Securities LLC, Morgan Stanley & Co. Incorporated, Lehman Brothers Inc., Simmons & Company International and Howard Weil Incorporated.

5.1	Opinion of Baker Botts L.L.P.

4